UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
XPO Logistics, Inc. (“XPO”) issued a press release on August 17, 2016, announcing the pricing of a $1.642 billion refinancing of its existing term loan agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The term loan will be issued at par and will bear interest at a rate of LIBOR plus 3.25%, with a 1.0% LIBOR floor, maturing on October 30, 2021. The closing under the term loan is expected to occur on August 25, 2016, subject to customary closing conditions. XPO intends to use the proceeds from the loan primarily to replace the company’s existing $1.6 billion term loan, which bears interest at LIBOR plus 4.5%, with a 1.0% LIBOR floor. The terms of the new loan facility will be substantially consistent with the term loan being replaced, other than as described above and with respect to prepayment premiums in connection with voluntary prepayments.

This new term loan will form a single $2.042 billion tranche with, and have the same terms (other than as to issue discount) as, an additional $400 million incremental term loan priced by XPO last week, the proceeds of which are to be used, along with the proceeds of newly issued senior notes, to redeem XPO’s 7.875% Senior Notes due 2019.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release of XPO Logistics, Inc., dated August 17, 2016

Forward-looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully manage our growth, including by maintaining effective internal controls; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to retain our and our acquired businesses’ largest customers; our ability to develop and implement suitable information technology systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our strategy, including retention of acquired companies’ key employees; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; weather and other service disruptions; governmental regulation; and governmental or political actions, including the United Kingdom’s likely exit from the European Union. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2016	XPO LOGISTICS, INC.
	By:	/s/ Gordon E. Devens
Gordon E. Devens
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of XPO Logistics, Inc., dated August 17, 2016